Exhibit 99.2

EXECUTION COPY

$1,000,000,000

CREDIT AGREEMENT

Dated as of December 14, 2005

among

AGILENT TECHNOLOGIES WORLD TRADE, INC.

as Borrower

and

AGILENT TECHNOLOGIES, INC.

as Guarantor

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

MERRILL LYNCH CAPITAL CORPORATION

as Collateral Agent

and

MERRILL LYNCH CAPITAL CORPORATION

as Administrative Agent

ii

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule 4.01(b)	-	Transaction Parties
Schedule 4.01(x)	-	Foreign Plan Exclusions
Schedule 4.01(y)	-	Existing Debt
Schedule 5.02(a)	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Pledge Agreement
Exhibit E	-	Form of Solvency Certificate
Exhibit F	-	Form of Opinion of Jones Day, Counsel to the Loan Parties
Exhibit G	-	Form of Opinion of In-House Counsel to the Guarantor and the Borrower
Exhibit H	-	Form of Opinion of Walkers, Cayman Islands Counsel to the Loan Parties
Exhibit I	-	Form of Opinion of Arendt & Medernach, Luxembourg Counsel to the Loan Parties
Exhibit J	-	Form of Opinion of Baker & McKenzie, Dutch Counsel to the Loan Parties

iii

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of December 14, 2005 among Agilent Technologies World Trade, Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), Agilent Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Guarantor”), the Lenders (as hereinafter defined), Merrill Lynch Capital Corporation (“MLCC”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”) for the Secured Parties (as hereinafter defined), and MLCC, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Guarantor has offered to re-purchase up to 73,000,000 shares of its common stock, par value $0.01 per share (the “Guarantor Stock”), at a price per share not less than $32.00 and not greater than $37.00 pursuant to a tender offer launched on November 15, 2005 (the “Stock Re-Purchase”).

(2)           The Borrower has requested that, upon the consummation of the Stock Re-Purchase, the Lenders lend to the Borrower up to $1,000,000,000 to allow the Guarantor to pay to the holders of the Guarantor Stock the cash consideration for their Guarantor Stock in the Stock Re-Purchase and pay transaction fees and expenses in connection therewith.  The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lenders from time to time.

“Advance” has the meaning specified in Section 2.01.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agilent Agreement” means the Agilent Agreement dated as of December 14, 2005 by the Guarantor and the Borrower in favor of the Secured Parties or the trustee for the holders of the Trust Notes, as applicable, as amended to the extent permitted under the Loan Documents.

“Agreement Value” means, for any Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement in accordance with its terms, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreement and reflecting the mark-to-market value of such Hedge Agreement based upon one or more mid-market or other readily available quotations provided by any recognized dealer (which may include a Lender or an affiliate of a Lender) in the relevant market for the product type reflected in the relevant Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination and (ii) such Loan Party or Subsidiary was the sole “Affected Party”.

“Applicable Lending Office” means, with respect to any Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means 0.00% per annum for Base Rate Advances and 0.30% per annum for Eurodollar Rate Advances.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.

“AT Europe” means Agilent Technologies Europe B.V., a corporation organized under the laws of the Netherlands.

“AT Europe Shares” means all of the issued and outstanding shares of AT Europe.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a)           the rate of interest per annum announced publicly from time to time by the Administrative Agent (or its designee) as its prime lending rate in effect at its principal lending office in New York City, which is not intended to be the lowest rate of interest charged by the Administrative Agent to debtors (any change in such prime lending rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change); and

(b)           ½ of 1% per annum above the Federal Funds Rate.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.06(a)(i).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized by law to close in New York City; provided that if the applicable Business Day relates to any Eurodollar Rate Advances, the term “Business Day” shall also exclude any day on which dealings are not carried on in the London interbank market.

“Capitalized Leases” means, with respect to any Person, all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person.

“Cash Equivalents” means any of the following:  (a) readily marketable direct obligations of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States of America, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A-1” (or the then equivalent grade) by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or (d) Investments in money market funds that are registered under the Investment Company Act of 1940, as amended, that are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P and substantially all the portfolios of which consist of Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cayco” means Agilent Technologies (Cayco) Limited, an exempted company organized under the laws of the Cayman Islands and an indirect, wholly owned Subsidiary of the Guarantor.

“Cayco Custody Agreement” means the Global Custody Agreement (Cash Investments) dated as of December 12, 2005 between Cayco and the Custodian relating to the Cayco Free Cash Account, as amended to the extent permitted under the Loan Documents.

“Cayco Free Cash Account” means the custody account established in the name of Cayco with the Custodian pursuant to the Cayco Custody Agreement.

“Cayco Investment Management Agreement” means the Investment Management Agreement dated as of December 14, 2005 between Cayco and Merrill Lynch Investment Managers, L.P. relating to the Cayco Free Cash Account, as amended to the extent permitted under the Loan Documents.

“Cayco Permitted Investments Account” means the custody account established in the name of Cayco with the Custodian pursuant to the IM Custody Agreement.

“Cayco Shares” means 100,000 common shares of Cayco, with a nominal value of US$0.01 each, representing all of the issued and outstanding common shares of Cayco.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certificate of Designations” means the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares of Agilent Technologies (Cayco) Limited, as amended to the extent permitted under the Loan Documents.

“Change of Control” means the occurrence of any of the following:  (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Guarantor (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Guarantor; or (b) during any period of up to 24 consecutive calendar months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Guarantor; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Guarantor; or (d) the Guarantor shall cease to own 100% of the Equity Interests in the Borrower.

“Class A Preferred” means the Class A preferred shares of Cayco issued and outstanding in an aggregate initial liquidation amount of $1,500,000,000.

“Collateral” means all “Collateral” referred to in the Pledge Agreement and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Commitment” means, with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.04.

“Communications” has the meaning specified in Section 9.02(b).

“Confidential Information” means information that any Loan Party furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Continuing Directors” means, as to any period, the directors of the Guarantor on the first day of such period and each other director if, in each case, such other director’s nomination for election to the board of directors of the Guarantor is recommended by at least a majority of the then Continuing Directors.

“Conversion,” “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

“CPECs” means those 10,753,377 convertible preferred equity certificates, having a par value of $35.00 each, issued by Luxco on December 6, 2005.

“Custodian” means The Bank of New York Trust Company (Cayman) Limited.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) the capitalized amount of all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at its involuntary liquidation preference plus accrued and unpaid dividends and, in the case of all other Equity Interests, the aggregate amount of all such Obligations in respect of such Equity Interests as of any date of determination, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Synthetic Debt of such Person and all Guaranteed Debt of such Person in respect of Debt of the type referred to in any of clauses (a) through (h) above or clause (j) below and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations (the amount of such Debt being the lesser of (i) the principal amount of such indebtedness or other payment Obligation and (ii) the book value of any assets subject to such Liens).

“Deed of Incorporation” means the Deed of Incorporation of the Foundation dated as of December 6, 2005, as amended to the extent permitted under the Loan Documents.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

“Default Interest” has the meaning set forth in Section 2.06(b).

“Deposit Account Control Agreement” has the meaning specified in the Pledge Agreement.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) MLCC; (d) an Approved Fund; or (e) any other Person (other than an individual) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a material reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period for all Eurodollar Rate Advances, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.06(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Asset Sales” means (a) sales of inventory, equipment, goods or services in the ordinary course of business, (b) the granting of any option or other right to purchase, lease or otherwise acquire inventory, equipment, goods or services in the ordinary course of business and (c) sales, transfers or other dispositions of assets among the Loan Parties and their Subsidiaries.

“Existing Debt” means Debt of the Borrower (other than Debt owed to the Guarantor or any of its Subsidiaries) outstanding immediately before the occurrence of the Effective Date.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business from proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated November 11, 2005 between the Borrower, the Guarantor and MLCC, as amended.

“Fiscal Year” means a fiscal year of the Guarantor and its Consolidated Subsidiaries ending on October 31 in any calendar year.

“Foreign Benefit Arrangement” has the meaning specified in Section 4.01(x)(v).

“Foreign Plan” has the meaning specified in Section 4.01(x)(v).

“Foundation” means Stichting Voting Trust Agilent Technologies (Luxco)       S.à r.l., a foundation (stichting) organized under the laws of the Netherlands, established by the Borrower on December 6, 2005 and to which the Borrower transferred all of the Luxco Shares, the PECs and the CPECs.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Granting Lender” has the meaning specified in Section 9.07(j).

“Guaranteed Debt” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01(a).

“Guaranty” means the guaranty of the Guarantor set forth in Article VIII.

“Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Guarantor Stock” has the meaning specified in the Preliminary Statements.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“IM Custody Agreement” means the Global Custody Agreement (CP Investments) dated as of December 12, 2005 between Cayco and the Custodian relating to the Cayco Permitted Investments Account, as amended to the extent permitted under the Loan Documents.

“IM Investment Management Agreement” means the Investment Management Agreement dated as of December 14, 2005 between Cayco and Merrill Lynch Investment Managers, L.P. relating to the Cayco Permitted Investments Account, as amended to the extent permitted under the Loan Documents.

“Indemnified Costs” has the meaning specified in Section 7.05(a).

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Initial Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

“Initial Pledged Equity” has the meaning specified in the Pledge Agreement.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means, for each Eurodollar Rate Advance, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the numerically corresponding day in the succeeding calendar month and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the succeeding calendar month; provided, however, that the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of any Interest Period, select a period shorter than one month as the duration of such Interest Period if such shorter period is available at the time of selection to all Lenders; provided further that:

(a)           Interest Periods commencing on the same date shall be of the same duration;

(b)           any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date;

(c)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)           whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the succeeding calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“Lead Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Pledge Agreement, (iv) the Agilent Agreement and (iv) the Fee Letter, in each case as amended.

“Loan Parties” means the Borrower and the Guarantor.

“Luxco” means Agilent Technologies Luxco S.à r.l., a limited liability company (société à responsabilité limitée) organized under the laws of the Grand-Duchy of Luxembourg.

“Luxco Depositary Receipts” means those depositary receipts issued by the Foundation on December 7, 2005, representing the economic interest in the Luxco Shares, the PECs and the CPECs.

“Luxco Note” means the promissory note issued by Luxco to the Borrower and contributed by the Borrower to Cayco in the principal amount of $1,578,750,000, as amended to the extent permitted under the Loan Documents.

“Luxco Note Assignment Agreement” means the Agreement of Assignment of a Note dated as of December 7, 2005 between the Borrower, as assignor, and Cayco, as assignee, as amended to the extent permitted under the Loan Documents.

“Luxco Share Sale and Purchase Agreement” means the Share Sale and Purchase Agreement dated as of December 6, 2005 between the Borrower and Luxco, pursuant to which the Borrower agreed to sell 84.1% of its AT Europe Shares in exchange for the Luxco Note, the PECs and the CPECs, as amended to the extent permitted under the Loan Documents.

“Luxco Shares” means 30,891,928 shares in the share capital of Luxco, having a par value of $35.00 each.

“Luxco Subscription Form and Proxy Agreement” means the Subscription Form and Proxy dated as of December 6, 2005 by Borrower acting as the sole shareholder of Luxco, pursuant to which the Borrower contributed 15.9% of its AT Europe Shares in exchange for the Luxco Shares (other than the Class A shares of Luxco), as amended to the extent permitted under the Loan Documents.

“Luxco Subsidiary Notes” means the promissory notes issued by Luxco to certain foreign Subsidiaries of AT Europe in an aggregate principal amount of $1,578,750,000, as amended to the extent permitted under the Loan Documents.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any material adverse change in the business, financial condition, assets or liabilities (contingent or otherwise) of the Guarantor and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, assets or liabilities (contingent or otherwise) of the Guarantor and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Transaction Document or (c) the ability of any Transaction Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

“Maturity Date” means the date that is four months after the Effective Date.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, (a) with respect to any sale, lease, transfer or other disposition of any asset of the Guarantor or any of its Subsidiaries, including, with respect to the Class A Preferred, as a result of the redemption thereof by Cayco (other than any Excluded Asset Sale), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale, lease, transfer or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by such asset and that is required to be repaid in connection with such sale, lease, transfer or other disposition thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Guarantor or its Subsidiaries, (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection with such sale, lease, transfer or other disposition, and (D) the amount of any reserves, not to exceed 5% of the cash and Cash Equivalents received in connection with such sale, lease, transfer or other disposition established by the Borrower to fund any contingent liabilities reasonably expected to arise (as determined in good faith by the Treasurer or Chief Financial Officer of the Borrower) within one year of such transaction that are directly attributable to such transaction (but excluding any contingent liability that, by its terms, will not under any circumstances be payable prior to the Maturity Date); provided, however, that, except in connection with a redemption of the Class A Preferred, Net Cash Proceeds shall not include any such amounts until the aggregate amount of cash and Cash Equivalents so received by the Guarantor and its Subsidiaries after the date hereof shall exceed $100,000,000, in which case Net Cash Proceeds shall constitute solely such amounts in excess thereof;

(b)           with respect to the incurrence or issuance of any Stock Re-Purchase Debt, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket cost, fees, commissions, premiums and expenses incurred by the Guarantor or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i);

(c)           with respect the incurrence of issuance of any Debt by the Guarantor or any of its Subsidiaries (other than Debt under the Loan Documents or Stock Re-Purchase Debt), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Guarantor or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); provided, however, that Net Cash Proceeds shall not include any such amounts until the aggregate amount of cash and Cash Equivalents so received by the Guarantor and its Subsidiaries after the date hereof shall exceed $100,000,000, in which case Net Cash Proceeds shall constitute solely such amounts in excess thereof;

(d)           with respect to the sale or issuance of any Equity Interests (including, without limitation, the receipt of any capital contribution from any Person other than a Loan Party or a wholly owned Subsidiary thereof) by any Person, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions or similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the Guarantor or any of its Subsidiaries in connection with such sale or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); provided, however, that Net Cash Proceeds shall not include any funds received in connection with the exercise of stock options granted to employees or directors of the Guarantor or any of its Subsidiaries; and

(e)           with respect to any Extraordinary Receipt that is not otherwise included in clauses (a), (b) or (c) above, the sum of the cash and Cash Equivalents received in connection therewith; provided, however, that Net Cash Proceeds shall not include any such amounts until the aggregate amount of cash and Cash Equivalents so received by the Guarantor and its Subsidiaries after the date hereof shall exceed $100,000,000, in which case Net Cash Proceeds shall constitute solely such amounts in excess thereof.

“Notarial Deeds” means the Dutch and Luxembourg notarial deeds dated December 6, 2005 between the Borrower and Luxco relating to the transfer of Equity Interests in AT Europe to Luxco, as amended to the extent permitted under the Loan Documents.

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advance made by such Lender, as amended.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f).  Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Other Taxes” has the meaning specified in Section 2.10(b).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

 “PECs” means those 107,533,765 preferred equity certificates, having a par value of $35.00 each, issued by Luxco on December 6, 2005.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by proper proceedings as to which appropriate reserves as required by GAAP are being maintained; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments (or the payment of money related to such judgments) not constituting an Event of Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments, and (f) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the ordinary use of such property for its present purposes.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(b).

“Pledge Agreement” has the meaning specified in Section 3.01(a)(ii).

“Pledged Account Bank” has the meaning specified in the Pledge Agreement.

“Pledged Deposit Account” has the meaning specified in the Pledge Agreement.

“Post Petition Interest” has the meaning specified in Section 8.05(b).

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Documents” means the Certificate of Designations, the Cayco Custody Agreement, the Cayco Investment Management Agreement, the IM Custody Agreement, the IM Investment Management Agreement, the Luxco Note, the Luxco Note Assignment Agreement, the Luxco Share Sale and Purchase Agreement, the Luxco Subscription Form and Proxy Agreement, the Luxco Subsidiary Notes, the Notarial Deeds, the Subscription Agreement, the Transfer Agreement and the Trust Conditions.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Advances outstanding at such time.

“Secured Obligations” has the meaning specified in Section 2 of the Pledge Agreement.

“Secured Parties” means the Agents and the Lenders.

“Significant Subsidiary” has the meaning specified in Regulation S-X of the Securities and Exchange Commission, as in effect from time to time.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 9.07(j).

“Stock Re-Purchase” has the meaning specified in the Preliminary Statements.

“Stock Re-Purchase Debt” means (a) the Trust Notes, (b) any Debt (other than Debt under the Loan Documents) incurred or issued by the Guarantor or any of its Subsidiaries to finance the payment to the holders of Guarantor Stock of the cash consideration for their Guarantor Stock in the Stock Re-Purchase or otherwise in connection with the Stock Re-Purchase, and (c) any Debt incurred or issued by the Guarantor or any of its Subsidiaries, in lieu of or in addition to the Trust Notes, to extend the maturity of, or refund or refinance, in whole or in part, Debt under the Loan Documents.

“Subordinated Obligations” has the meaning specified in Section 8.05.

“Subscription Agreement” means the Subscription Agreement in respect of the Class A Preferred and the Cayco Shares, to be dated on or before the Effective Date, between the Borrower and Cayco, as amended to the extent permitted under the Loan Documents.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other business entity of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors (or the group of persons performing similar functions) of such corporation or similar business entity (irrespective of whether at the time capital stock of any other class or classes of such corporation or similar business entity shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supplemental Collateral Agent” has the meaning specified in Section 7.01(c).

“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt,” all (a) Obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) Obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) Obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds.

“Taxes” has the meaning specified in Section 2.10(a).

“Transaction” means the Stock Re-Purchase and the transactions contemplated by the Transaction Documents.

“Transaction Documents” means, collectively, the Loan Documents and the Related Documents.

“Transaction Parties” means the Borrower, the Guarantor, Cayco, Luxco and the Foundation.

“Transfer Agreement” means the Securities Transfer Agreement dated as of December 7, 2005 between the Borrower and the Foundation pursuant to which the Borrower transferred the Luxco Shares, the PECs and the CPECs to the Foundation, as amended to the extent permitted under the Loan Documents.

“Trust” means Agilent Trust, a Delaware statutory trust to be established by the Borrower.

“Trust Conditions” means the Deed of Adoption of Terms and Conditions of Administration, dated as of December 6, 2005, between the Foundation and Cayco, as amended to the extent permitted under the Loan Documents.

“Trust Notes” means the Senior Secured Floating Rate Notes to be issued by the Trust.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Computation of Time Periods; Other Definitional Provisions.  In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) (“GAAP”).

SECTION 1.04.  Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by MLCC in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (an “Advance”) to the Borrower on any Business Day during the period from the Effective Date until the earlier of (i) February 13, 2006 and (ii) the date of issuance or incurrence of any Stock Re-Purchase Debt, in an amount not to exceed such Lender’s Commitment at such time.  The Borrowing shall consist of Eurodollar Rate Advances or Base Rate Advances made simultaneously by the Lenders ratably according to their Commitments.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

SECTION 2.02.  Making the Advances.  (a)  The Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing if the Borrowing is to be comprised of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing if the Borrowing is to be comprised of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or electronic communication.  Such notice of Borrowing (the “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier or electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) if the Borrowing is to be comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance.  Each Lender shall, before 11:00 A.M. (New York City time) on the date of the Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of the Borrowing in accordance with the respective Commitments of such Lender and the other Lenders.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

(b)           The Notice of Borrowing shall be irrevocable and binding on the Borrower.  If the Notice of Borrowing specifies that the Borrowing is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing for the Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of the Borrowing when such Advance, as a result of such failure, is not made on such date.

(c)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 and (ii) in the case of such Lender, the Federal Funds Rate.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of the Borrowing for all purposes.

(d)           The failure of any Lender to make the Advance to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of the Borrowing.

SECTION 2.03.  Repayment of Advances.  The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of the Advances then outstanding.

SECTION 2.04.  Termination or Reduction of the Commitments.  (a)  Optional.  The Borrower may, upon at least five Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Commitments; provided, however, that each partial reduction (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments.

(b)           Mandatory. (i) The Commitments shall be automatically and permanently terminated on the earlier of (A) February 13, 2006 and (B) the date of issuance or incurrence of any Stock Re-Purchase Debt, if the Borrowing has not occurred by such time.

(ii)           On the date of the Borrowing, after giving effect to the Borrowing, and from time to time thereafter upon each repayment or prepayment of the Advances, the aggregate Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Advances then outstanding.

SECTION 2.05.  Prepayments.  (a)  Optional.  The Borrower may, upon at least five Business Days’ notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a

Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

(b)           Mandatory.  (i)  The Borrower shall, on the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries, prepay an aggregate principal amount of the Advances in an amount equal to the amount of such Net Cash Proceeds.

(ii)           The Borrower shall, upon the occurrence of a Change of Control, prepay each Lender’s Advance in full.

(iii)          All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c).

SECTION 2.06.  Interest.  (a)  Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)            Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted to a Eurodollar Rate Advance or paid in full.

(ii)           Eurodollar Rate Advances.  During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted to a Base Rate Advance or paid in full.

(b)           Default Interest.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.06(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.06(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (i) of Section 2.06(a); provided, however, that following the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

(c)           Notice of Interest Period and Interest Rate.  Promptly after receipt of the Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.07 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period,” the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

(d)           Failure to Select Duration of Interest Period.  If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the duration of such Interest Period shall be one month.

SECTION 2.07.  Conversion of Advances.  (a)  Optional.  The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.08, Convert all or any portion of the Advances of one Type comprising the Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances.  Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances.  Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b)           Mandatory.  Upon the occurrence and during the continuance of any Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended.

SECTION 2.08.  Increased Costs, Etc.  (a)  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case, that becomes effective after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.08, any such increased costs resulting from (x) Taxes, taxes or other charges which are excluded from the definition of Taxes in Section 2.10(a) hereof or Other Taxes (as to which Section 2.10 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.08(a) agrees to use reasonable efforts

(consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b)           If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case, that becomes effective after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder.  A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c)           If, with respect to any Eurodollar Rate Advances, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d)           Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.09.  Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day.  The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)           The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or under the other Loan Documents to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender or such Affiliate any amount so due.

(c)           All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)           Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(e)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the

Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.10.  Taxes.  (a)  Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.09 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, and (ii) any branch profit tax imposed by the United States or any similar tax imposed by any other jurisdiction in which such Applicable Lending Office is located or where such Lender is organized (subject to the further exclusions provided in Section 2.10(e) hereof, all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”).  If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)           In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)           The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.10, paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(d)           Within 30 days after the date of any payment of Taxes by any Loan Party (or any agent acting on behalf of such Loan Party) pursuant to this Section 2.10, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(e)           Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN, W-8IMY or W-8ECI or (in the case of a Lender that has certified in writing to the Administrative Agent that it is not (i) a “bank” acting in the manner described in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation that is a “related person” (within the meaning of Section 864(d)(4) of the Internal Revenue Code) of any Loan Party), the required statement (and any attachments) described in Treasury Regulation Section 1.871-14(c)(2) or any successor or other statement or form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document.  If at the time a Lender first becomes a party to this Agreement such Lender is subject to a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms properly certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes prospectively for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.10 in respect of United States withholding tax with respect to interest paid at such date, then, only to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.  If any form of document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Form W-8BEN, W-8IMY or W-8ECI or the required statement described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information, provided, however, that if the exclusion of such confidential information results in the failure to secure a reduction in the rate of, or exemption from, any United States withholding tax, then such tax shall be excluded from the definition of Taxes in Section 2.10(a) hereof.  Each Lender shall promptly notify the Borrower and the Administrative

Agent of any change in circumstances that would modify or render invalid any claimed exemption from, or reduction in rate of, any United States withholding tax.

(f)            For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.10 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g)           If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.10, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.10 with respect to the Taxes or the Other Taxes (and any increased Tax resulting from such refund) giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Loan Party, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority.  Nothing contained in this subsection (g) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to a Loan Party or any other Person.

(h)           If any Lender changes its residence, place of business or Applicable Lending Office, or takes any similar action and the effect of such change or action, as of the date thereof, would be to increase the amounts that a Loan Party is obligated to pay under Section 2.10, then the Loan Party shall not be obligated to pay the amount of such increase.

(i)            Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(j)            Each Lender that is a “United States person” within the meaning of Section 7701 of the Internal Revenue Code and that is not an “exempt recipient” (as defined in

Treasury Regulation Section 1.6049-4(c)) with respect to which no withholding is required shall, in the case of each Lender that is a signatory hereto, on or prior to the date of its execution and delivery of this Agreement and, in the case of an assignee or a participant, on or prior to the date of the assignment or sale of a participation interest to which it becomes a Lender, provide to the Borrower and the Administrative Agent two complete copies of Form W-9 or any successor form.

SECTION 2.11.  Sharing of Payments, Etc.  If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Loan Parties agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.

SECTION 2.12.  Use of Proceeds.  The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for transfer to the Guarantor to allow the Guarantor to pay to the holders of Guarantor Stock, within one Business Day of the Borrowing hereunder, the cash consideration for their Guarantor Stock in the Stock Re-Purchase and pay transaction fees, costs and expenses in connection therewith.

SECTION 2.13.  Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advance owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender.  All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b)           The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of the Borrowing made hereunder, the Type of Advances comprising the Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND OF LENDING

SECTION 3.01.  Conditions Precedent.  Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied (and the obligation of each Lender to make an Advance hereunder is subject to the satisfaction or waiver of such conditions precedent before or concurrently with the Effective Date):

(a)           The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i)            The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.13.

(ii)           A pledge agreement in substantially the form of Exhibit D hereto (the “Pledge Agreement”), duly executed by the Borrower, together with:

(A)          certificates representing the Initial Pledged Equity referred to therein accompanied by undated stock powers or other instruments of transfer executed in blank,

(B)           proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,

(C)           completed requests for information, dated on or before the Effective Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower as debtor, together with copies of such other financing statements,

(D)          evidence that the creation of the security interest in respect of the Class A Preferred has been noted on the Register of Members of Cayco,

(E)           evidence of the completion of all other recordings and filings of or with respect to the Pledge Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

(F)           the Deposit Account Control Agreement, duly executed by the Borrower and the Pledged Account Bank, and

(G)           evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement has been taken (including, without limitation, all action as may be necessary or desirable to perfect and protect such liens and security interests under the laws of the Cayman Islands).

(iii)          The Agilent Agreement, duly executed by the Guarantor and the Borrower, in form and substance satisfactory to the Lenders.

(iv)          Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

(v)           A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Effective Date certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

(vi)          A certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, or resulting from the Borrowing, that constitutes a Default.

(vii)         A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii)        A certificate of Cayco signed on behalf of Cayco by an authorized officer of Cayco, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) true and correct copies of the Memorandum and Articles of Association of Cayco, the Certificate of Designations and any other organizational documents of Cayco as in effect on the Effective Date, each of which shall be in form and substance satisfactory to the Lenders, and (B) the due organization and good standing or valid existence of Cayco as an exempted company organized under the laws of the Cayman Islands, and the absence of any proceeding for the dissolution or liquidation of Cayco.

(ix)           A certificate of Luxco signed on behalf of Luxco by an authorized manager (gérant) of Luxco, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) true and correct copies of the organizational documents of Luxco as in effect on the Effective Date, each of which shall be in form and substance satisfactory to the Lenders, and (B) the due organization and good standing or valid existence of Luxco as a société à responsabilité limitée organized under the laws of the Grand-Duchy of Luxembourg, and the absence of any proceeding for the dissolution or liquidation of Luxco.

(x)            A certificate of the Foundation signed on behalf of the Foundation by an authorized officer of the Foundation, dated the Effective Date (the statements made in which certificate shall be true and correct as of the Effective Date), certifying as to (A) true and correct copies of the Deed of Incorporation, the Articles of Association and any other organizational documents of the Foundation as in effect on the Effective Date, each of which shall be in form and substance satisfactory to the Lenders, and (B) the due organization or valid existence of the Foundation as a foundation (stichting) organized under the laws of the Netherlands, and the absence of any proceeding for the dissolution or liquidation of the Foundation.

(xi)           Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

(xii)          Evidence that (A) immediately available funds in an aggregate amount of at least $1,578,750,000 have been transferred to Cayco in connection with the repayment of the Luxco Note by Luxco, (B) a portion of such funds in an amount equal to $1,052,500,000 (or, if the Borrower has delivered a Notice of Borrowing on or prior to the Effective Date requesting a Borrowing in an aggregate amount of less than $1,000,000,000, an amount equal to 105.25% of the amount of such proposed Borrowing) has been transferred to the Custodian and deposited into the Cayco Permitted Investments Account pursuant to the IM Custody Agreement, and (C) the remainder of such funds is held by the Custodian in the Cayco Free Cash Account for the benefit of Cayco pursuant to the Cayco Custody Agreement.

(xiii)         One or more certificates, in substantially the form of Exhibit E, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer.

(xiv)        Such documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(xv)         A favorable opinion of Jones Day, counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xvi)        A favorable opinion of the General Counsel or Assistant General Counsel of the Guarantor and the Borrower, in substantially the form of Exhibit G hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xvii)       A favorable opinion of Walkers, Cayman Islands counsel for the Loan Parties in substantially the form of Exhibit H hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xviii)      A favorable opinion of Arendt & Medernach, Luxembourg counsel for the Loan Parties, in substantially the form of Exhibit I hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xix)         A favorable opinion of Baker & McKenzie, Dutch counsel for the Loan Parties, in substantially the form of Exhibit J hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xx)          Such other documents as any Lender through the Administrative Agent may reasonably request.

(b)           Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since October 31, 2004.

(c)           There shall exist no action, suit, investigation, litigation or proceeding affecting any Transaction Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document, the consummation of the Transaction or the issuance or incurrence of any Stock Re-Purchase Debt.

(d)           All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction and the issuance or incurrence of Stock Re-Purchase Debt (other than any financing statements to be filed in connection with the Stock Re-Purchase Debt and the filing of the organizational documents of the Trust with the Delaware Secretary of State) shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Transaction, the issuance or incurrence of Stock Re-Purchase Debt or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any Collateral.

(e)           The Guarantor shall have completed (i) the sale of its semiconductor group business pursuant to the Asset Purchase Agreement dated August 14, 2005 between the Guarantor and Argos Acquisition Pte. Ltd., and (ii) the sale of its stake in Lumileds Lighting International, B.V. pursuant to the Share Purchase Agreement dated August 12, 2005 among the Guarantor, Agilent LED International, Philips Lumileds Holding B.V. and Koninklijke Electronics N.V.

(f)            The Lenders shall be satisfied that no part of the proceeds of the Advances will be used, whether directly or indirectly, in any manner or for any purpose that will result in a violation of Regulation U or X.

(g)           The representations and warranties contained in each Loan Document shall be correct on and as of the Effective Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

(h)           No Default shall have occurred and be continuing, or would result from the Borrowing or from the application of the proceeds therefrom.

SECTION 3.02.  Conditions Precedent to the Borrowing.  The obligation of each Lender to make its Advance on the occasion of the Borrowing shall be subject to the further conditions precedent that on the date of the Borrowing (a) the following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of the Borrowing such statements are true):

(i)            the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(ii)           no Default has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds therefrom;

(b) the Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the Custodian holds funds in the Cayco Permitted Investments Account on behalf of Cayco pursuant to the IM Custody Agreement in an amount at least equal to 105.25% of the amount of the proposed Borrowing;

(c)  the Borrower shall have paid, or caused to be paid, all accrued fees of the Agents and the Lenders and all accrued expenses of the Agents to the extent required to be paid hereunder and under the Fee Letter; and

(d)  the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

SECTION 3.03.  Determinations Under Section 3.01.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)           Each Transaction Party (i) is a corporation, limited liability company or foundation duly organized, validly existing and, to the extent applicable in any relevant jurisdiction, in good standing under the laws of the jurisdiction of its formation, (ii) to the extent applicable in any relevant jurisdiction, is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or foundation (as applicable) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except, in the case of this clause (iii) and solely with respect to Governmental Authorizations relating to the Loan Parties, to the extent that the failure to have such Governmental Authorizations would not reasonably be expected to result in a Material Adverse Effect.  All of the outstanding Equity Interests in Cayco have been validly issued, are fully paid and non-assessable.

(b)           Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Transaction Parties, showing as of the date hereof (as to each Transaction Party) the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Transaction Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization, if any.  The copy of the organizational documents of each Transaction Party and each amendment thereto provided pursuant to Section 3.01(a)(v), (viii), (ix) or (x), as applicable, is a true and correct copy of each such document, each of which is valid and in full force and effect.

(c)           The execution, delivery and performance by each Transaction Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction to the extent related to such Transaction Party, are within such Transaction Party’s corporate, limited liability company or foundation (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or foundation (as applicable) action, and do not (i) contravene such Transaction Party’s charter, bylaws, limited liability company agreement or other constituent documents or (ii) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Transaction Party.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the Borrowing and the application of the proceeds therefrom, do not (i) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or (ii) conflict with or result in the breach of, or constitute a default or require a payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties.  The execution, delivery and performance by each Transaction Party of each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated thereby, do not (i) violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award in any material respect or (ii) conflict with or result in the breach of, or constitute a default or require a payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Transaction Party, any of its Subsidiaries or any of their properties.  No Transaction Party or any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it or is in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it, the violation or breach of which could reasonably be expected to result in a Material Adverse Effect.

(d)           No Governmental Authorization, and no other third party consent or approval, is required for (i) the due execution, delivery, recordation, filing or performance by any Transaction Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction or the issuance or incurrence of Stock Re-Purchase Debt (other than any financing statement to be filed in connection with the Stock Re-Purchase Debt and the filing of the organizational documents of the Trust with the Delaware Secretary of State), (ii) the grant by the Borrower of the Liens granted by it pursuant to the Pledge Agreement, (iii) the perfection or maintenance of the Liens created under the Pledge Agreement (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Pledge Agreement (except as may be required in connection with the disposition of any Class A Preferred by laws affecting the offering and sale of securities generally).

(e)           This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Transaction Party party thereto.  This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Transaction Party party thereto, enforceable against such Transaction Party in accordance with its terms.

(f)            There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document, the consummation of the Transaction or the issuance or incurrence of any Stock Re-Purchase Debt.

(g)           The Consolidated balance sheets of the Guarantor and its Subsidiaries as at October 31, 2004 and the related Consolidated statements of income and Consolidated statement of cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheets of the Guarantor and its Subsidiaries as at July 31, 2005, and the related Consolidated statements of income and Consolidated statement of cash flows of the Guarantor and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Guarantor, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at July 31, 2005, and said statements of income and cash flows for the nine months then ended, to year end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the Consolidated results of operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since October 31, 2004, there has been no Material Adverse Change.

(h)           The information, exhibits and reports (other than financial projections) furnished by or on behalf of the Loan Parties to the Agents and the Lenders in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which they were made.  All financial projections furnished by or on behalf of the Loan Parties to the Agents and the Lenders in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable when made.

(i)            The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used, whether directly or indirectly, in any manner or for any purpose that will result in a violation of Regulation U or X.

(j)            No Transaction Party is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.  Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(k)           All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Pledge Agreement have been duly made or taken and are in full force and effect, and the Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.  The Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the liens and security interests created under the Loan Documents and any Liens for taxes, assessments, governmental charges or levies to the extent not required to be paid under Section 5.01(b).

(l)            Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(m)          The Class A Preferred have been duly authorized and issued by Cayco to the Borrower in accordance with the terms of the Subscription Agreement, and the Class A Preferred are fully paid and non-assessable preferred stock of Cayco.  The issuance of the Class A Preferred was not subject to preemptive or other similar rights.

(n)           The Cayco Shares have been duly authorized and issued by Cayco in accordance with the terms of the Subscription Agreement and the Cayco Shares are fully paid and non-assessable common stock of Cayco.  The issuance of the Cayco Shares was not subject to preemptive or other similar rights.

(o)           The Luxco Note and the Luxco Subsidiary Notes have been duly authorized, executed and delivered by Luxco and constitute legal, valid and binding obligations of Luxco, enforceable in accordance with their terms.

(p)           The PECs have been duly authorized, executed and delivered by Luxco and the PECs constitute legal, valid and binding obligations of Luxco, enforceable in accordance with their terms.  The issuance of the PECs was not subject to preemptive or other similar rights.

(q)           The CPECs have been duly authorized, executed and delivered by Luxco and the CPECs constitute legal, valid and binding obligations of Luxco, enforceable in accordance with their terms.  The issuance of the CPECs was not subject to preemptive or other similar rights.

(r)            The Luxco Shares have been duly authorized and delivered by Luxco in accordance with the terms of the Luxco Subscription Form and Proxy Agreement and the Luxco Shares are validly issued and fully paid and non-assessable common stock of Luxco.  The issuance of the Luxco Shares was not subject to preemptive or other similar rights.

(s)           The Luxco Depositary Receipts have been duly authorized, executed and delivered by the Foundation and the Luxco Depositary Receipts constitute legal, valid and binding obligations of the Foundation, enforceable in accordance with their terms.  The issuance of the Luxco Depositary Receipts was not subject to preemptive or other similar rights.

(t)            No transaction tax, stamp duty or similar tax or duty is payable under currently applicable laws in the Cayman Islands in connection with the issuance, delivery or enforcement of the Class A Preferred and Cayco Shares, the transfer of the Class A

Preferred or the execution, delivery or enforcement of any Transaction Document; provided, however, that stamp duty in a nominal amount shall be payable in respect of any Transaction Document executed in the Cayman Islands or brought to the Cayman Islands for enforcement.

(u)           No transaction tax, stamp duty or similar tax or duty is payable under currently applicable laws in the Grand-Duchy of Luxembourg in connection with the issuance, delivery or enforcement of the Luxco Note, the Luxco Subsidiary Notes, the Luxco Shares, the PECs and the CPECs, the transfer of the Luxco Note, the Luxco Subsidiary Notes, the Luxco Shares, the PECs and the CPECs, or the execution, delivery or enforcement of any Transaction Document, other than stamp duties in respect of the first 500 Luxco Shares to be issued, all of which have been duly paid.

(v)           The Guarantor and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Guarantor’s most recent audited Fiscal Year, there has been (1) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (2) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(w)          The Transaction Parties carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Borrower has no reason to believe that any of the Transaction Parties will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect.

(x)            (i)  No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(ii)           Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iii)          Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $125,000,000 to any Multiemployer Plan.

(iv)          Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(v)           With respect to each employee benefit arrangement mandated by non-U.S. law (a “Foreign Benefit Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(A)          Any employer and employee contributions required by law or by the terms of any Foreign Benefit Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

(B)           Except as listed on Schedule 4.01(x), the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through a trust, insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

(C)           Each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(vi)          Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

(y)           Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

ARTICLE V

COVENANTS

SECTION 5.01.  Affirmative Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

(a)           Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)           Payment of Taxes, Etc.  Pay and discharge, and cause each of the other Transaction Parties to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Guarantor nor any of the other Transaction Parties shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)           Maintenance of Insurance.  Maintain, and cause each of the other Transaction Parties to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Transaction Party operates.

(d)           Preservation of Corporate Existence, Etc.  Preserve and maintain, and cause each of the other Transaction Parties to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that no Transaction Party shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of such Transaction Party shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Transaction Party, and that the loss thereof is not disadvantageous in any material respect to such Transaction Party or the Lenders.

(e)           Visitation Rights.  At any reasonable time and from time to time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of the other Transaction Parties, and to discuss the affairs, finances and accounts of the Guarantor and any of the other Transaction Parties with any of their officers or directors and with their independent certified public accountants.

(f)            Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each such Subsidiary in accordance with applicable generally accepted accounting principles in effect from time to time.

(g)           Maintenance of Properties, Etc.  Maintain and preserve, and cause each of the other Transaction Parties to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(h)           Transactions with Affiliates.  Conduct, and cause each of the other Transaction Parties to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Guarantor or such other Transaction Party than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, that the foregoing shall not prohibit, to the extent otherwise permitted under this Agreement, the performance by any Transaction Party of its obligations or the exercise of its rights under any Transaction Document.

(i)            Further Assurances.  (i)  Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of the other Transaction Parties promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii)           Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by the Pledge Agreement, (C) perfect and maintain the validity, effectiveness and priority of the Pledge Agreement and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of such Subsidiaries to do so.

(j)            Performance of Related Documents.  Perform and observe, and cause each of its Subsidiaries party to a Related Document to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

(k)           Trust Notes and other Stock Re-Purchase Debt.  As applicable and as may be reasonably requested by the Arranger, (i) cooperate, and cause each of its Subsidiaries to cooperate, with the Lead Arranger and provide the Lead Arranger with information required by the Lead Arranger in connection with the incurrence or issuance of the Trust Notes or any other Stock Re-Purchase Debt, (ii) assist, and cause each of its Subsidiaries to assist, the Lead Arranger in connection with the marketing of the Trust Notes and any other Stock Re-Purchase Debt, including by promptly providing to the Lead Arranger any information reasonably requested to effect the sale of the Trust Notes and such other Stock Re-Purchase Debt and, if applicable, making available senior officers, representatives and advisors of the Guarantor and the Borrower for due diligence sessions or investor meetings, and (iii) cooperate with the Lead Arranger in the formation of the Trust and in the timely preparation of any registration statement or private placement memorandum relating to the Trust Notes or any other Stock Re-Purchase Debt.

SECTION 5.02.  Negative Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

(a)           Liens, Etc.  Create, incur, assume or suffer to exist, or permit Cayco, Luxco or the Foundation to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit Cayco, Luxco or the Foundation to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower, Cayco, Luxco or the Foundation as debtor, or sign or suffer to exist, or permit Cayco, Luxco or the Foundation to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit Cayco, Luxco or the Foundation to assign, any accounts or other right to receive income, except:

(i)            Liens created under the Loan Documents;

(ii)           Permitted Liens;

(iii)          Liens in respect of properties of the Borrower existing on the date hereof and described on Schedule 5.02(a) hereto;

(iv)          purchase money Liens upon or in real property or equipment acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding;

(v)           Liens arising under Capitalized Leases permitted under Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

(vi)          Liens, if any, created under the IM Custody Agreement and the Cayco Custody Agreement for the benefit of the Custodian;

(vii)         Liens in respect of the Pledged Deposit Account for the benefit of the Pledged Account Bank arising solely by virtue of statutory or common law provisions in the nature of banker’s liens, rights of set-off or other similar rights, to the extent permitted under the Deposit Account Control Agreement; and

(viii)        Liens, if any, for the benefit of any holder of Luxco Depositary Receipts arising by operation of Dutch law in respect of the Luxco Shares, the PECs and the CPECs held by the Foundation.

(b)           Debt.  Create, incur, assume or suffer to exist any Debt, except:

(i)            Debt under the Loan Documents,

(ii)           Debt secured by Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate $50,000,000 at any time outstanding,

(iii)          Capitalized Leases not to exceed in the aggregate $25,000,000 at any time outstanding,

(iv)          the Existing Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

(v)           Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $10,000,000 at any time outstanding, and

(vi)          Debt owed to the Guarantor or any of its Subsidiaries and incurred in the ordinary course of business, which Debt shall, in the case of any such Debt in excess of $100,000,000, be subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

(c)           Change in Nature of Business.  Make any material change in the nature of its business as carried on at the date hereof.

(d)           Mergers, Etc.  Merge into or consolidate with any Person or permit any Person to merge into it, or permit Luxco, Cayco or the Foundation to do so.

(e)           Sales, Etc., of Assets.  Sell, lease, transfer or otherwise dispose of all or substantially all its assets (whether now owned or hereafter acquired), or grant any option or other right to purchase, lease or otherwise acquire all or substantially all its assets (whether now owned or hereafter acquired).

(f)            Amendments of Constitutive Documents.  Permit Cayco, Luxco or the Foundation to amend its constitutive documents, including the Memorandum and Articles of Association of Cayco, the Certificate of Designations and the Deed of Incorporation.

(g)           Amendment, Etc., of Related Documents.  (i) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (ii) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document, other than, solely with respect to the Cayco Custody Agreement and the Cayco Investment Management Agreement, as would not impair the rights or interests of any Agent or any Lender, (iii) take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender, or (iv) permit any of its Subsidiaries to do any of the foregoing.

SECTION 5.03.  Reporting Requirements.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lenders:

(a)           Default Notice.  As soon as possible and in any event within two Business Days after obtaining knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b)           Annual Financials.  As soon as available and in any event no later than January 30, 2006, a copy of the annual audit report for the Fiscal Year ended October 31, 2005 for the Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Guarantor and its Subsidiaries for such Fiscal Year, accompanied by (i) an opinion as to such audit report of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Lenders and (ii) a report of such independent public accountants as to the Guarantor’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified in a manner to which the Required Lenders have not objected, together with a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided, however, that any document required to be delivered pursuant to this Section 5.03(b) shall be deemed to have been furnished to the Agents and the Lenders if such document has been filed with the Securities and Exchange Commission via its Electronic Data Gathering Analysis and Retrieval System (or any successor system) and such document is publicly available.

(c)           Quarterly Financials.  As soon as available and in any event within 45 days after the end of the first and second quarters of the Fiscal Year ending October 31, 2006, Consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Guarantor as having been prepared in accordance with GAAP, together with a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided, however, that any document required to be delivered pursuant to this Section 5.03(c) shall be deemed to have been furnished to the Agents and the Lenders if such document has been filed with the Securities and Exchange Commission via its Electronic Data Gathering Analysis and Retrieval System (or any successor system) and such document is publicly available.

(d)           Litigation.  Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

(e)           Securities Reports.  Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to the Guarantor’s stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

provided, however, that any document required to be delivered pursuant to this Section 5.03(e) shall be deemed to have been furnished to the Agents and the Lenders if such document has been filed with the Securities and Exchange Commission via its Electronic Data Gathering Analysis and Retrieval System (or any successor system) and such document is publicly available.

(f)            Creditor Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of publicly issued Debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

(g)           Related Agreement Notices.  Promptly upon receipt thereof, copies of all material notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

(h)           ERISA.  (i)  ERISA Events and ERISA Reports.  (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows that any ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Effect, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii)           Plan Terminations.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii)          Plan Annual Reports.  Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iv)          Multiemployer Plan Notices.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(i)            Other Information.  Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Transaction Party as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same shall become due and payable; or

(b)           any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)           the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.12, 5.01(d), 5.02 or 5.03(a), or the Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 3.2 of the Agilent Agreement; or

(d)           any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) any officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

(e)           any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $375,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt or otherwise to cause such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)            any Transaction Party or any of the Guarantor’s other Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Transaction Party or any of the Guarantor’s other Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Transaction Party or any of the Guarantor’s other Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)           any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $500,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)           any non monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably expected to result in a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)            any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j)            the Pledge Agreement or any financing statement after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

(k)           any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an

ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $125,000,000; or

(l)            any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $125,000,000 or requires payments exceeding $25,000,000 per annum; or

(m)          any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $125,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make an Advance to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, if an Event of Default specified in Section 6.01(f) shall occur with respect to the Borrower or the Guarantor, (x) the Commitment of each Lender and the obligation of each Lender to make an Advance shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENTS

SECTION 7.01.  Authorization and Action.  (a)  Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting)

upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.

(b)           In furtherance of the foregoing, each Lender hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Pledge Agreement, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05) as though the Collateral Agent (and any such Supplemental Collateral Agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)           Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Pledge Agreement or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.  Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon the reasonable request therefor by the Collateral Agent.  If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.  No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent’s gross negligence or willful misconduct.

SECTION 7.02.  Agents’ Reliance, Etc.  Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, each Agent:  (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03.  MLCC and Affiliates.  With respect to its Commitment, the Advance made by it and any Notes issued to it, MLCC shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though each were not an Agent; and the term “Lender” shall, unless otherwise expressly indicated, include MLCC in its individual capacity.  MLCC and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if MLCC were not an Agent and without any duty to account therefor to the Lenders.  No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

SECTION 7.04.  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05.  Indemnification.  (a)  Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.  Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b)           The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06.  Successor Agents.  Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and released from all of its obligations in respect thereof.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which successor Agent shall be approved by the Borrower, such approval not to be unreasonably withheld or delayed.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be approved by the Borrower, such approval not be unreasonably withheld or delayed, and shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Pledge Agreement, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above.  After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE VIII

GUARANTY

SECTION 8.01.  Guaranty; Limitation of Liability.  (a)  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender in enforcing any rights under this Guaranty or any other Loan Document.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b)           The Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such Persons that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty.

(c)           The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty, the Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.

SECTION 8.02.  Guaranty Absolute.  The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto.  The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.  The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

(c)           any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of the Borrower under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

(e)           any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(f)            any failure of any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender (the Guarantor waiving any duty on the part of the Lenders to disclose such information);

(g)           the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)           any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

SECTION 8.03.  Waivers and Acknowledgments.  (a)  The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)           The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

(d)           The Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)           The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender.

(f)            The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04.  Subrogation.  The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) the Guarantor shall make payment to any Lender of all or any part of the Guaranteed Obligations, (ii) the Commitments shall have been terminated in whole pursuant to Section 2.04 or Section 6.01 and (iii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the Lenders will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

SECTION 8.05.  Subordination.  The Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to the Guarantor by the Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.05:

(a)           Prohibited Payments, Etc.  Except during the continuance of a Default under Section 6.01(a) or (f) or an Event of Default, the Guarantor may receive payments from the Borrower on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) or any Event of Default, however, unless the Required Lenders otherwise agree, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to the Borrower, the Guarantor agrees that the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before the Guarantor receives payment of any Subordinated Obligations.

(c)           Turn-Over.  After the occurrence and during the continuance of any Event of Default, the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

(d)           Administrative Agent Authorization.  After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

SECTION 8.06.  Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.  The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement, the Notes or the Agilent Agreement, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

(i)            waive any of the conditions specified in Section 3.01,

(ii)           change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

(iii)          release the Guarantor (or otherwise limit the Guarantor’s liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranty) if such release or limitation is in respect of a material portion of the value of the Guaranty to the Lenders,

(iv)          release any material portion of the Collateral in any transaction or series of related transactions, or

(v)           amend this Section 9.01,

and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender specified below for such amendment, waiver or consent:

(i)            increase the Commitment of a Lender without the consent of such Lender;

(ii)           reduce the principal of, or stated rate of interest on, the Advances owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender; or

(iii)          postpone any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.03 or 2.06 or any date fixed for any payment of fees hereunder in each case payable to a Lender without the consent of such Lender;

provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

SECTION 9.02.  Notices, Etc.  (a)  All notices and other communications provided for hereunder shall be either (x) in writing (including telecopy or electronic communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to any Loan Party, to the Borrower at its address at 395 Page Mill Road, Palo Alto, CA 94306, Attention: David Cooper, Jr., Fax: (650) 752-5067, E-mail Address: david_cooper@agilent.com; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Collateral Agent or the Administrative Agent, at its address at Four World Financial Center, 250 Vesey Street, New York, NY 10080, Attention: Anthony J. Lafaire, Fax: (212) 449-5931, E-mail Address: anthony_lafaire@ml.com; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent.  All such notices and other communications shall, when mailed, telecopied, or e-mailed, be effective when deposited in the mails, transmitted by telecopier or sent by electronic communication, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.

(b)           The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for, or a Conversion of, the Borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or the Borrowing thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.  The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).

(c)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)           The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on demand all costs and out-of-pocket expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, transportation, computer, duplication, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) ; provided, however, that the fees and expenses of counsel for each Agent with respect to the preparation, execution and delivery of the Loan Documents shall be payable on the earlier of February 28, 2006 and the first date of incurrence or issuance of any Stock Re-Purchase Debt after the date hereof; provided further that no such fees and expenses shall be payable hereunder if the transaction being consummated on such first date of incurrence or issuance of Stock Re-Purchase Debt is the issuance of the Trust Notes and such issuance occurs prior to February 28, 2006.  The Borrower also agrees to pay on demand all costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

(b)           The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated.  The Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the actual or proposed use of the proceeds of the Advances or the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c)           If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05 or 2.08(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance; provided, however, that no such amounts shall be payable by the Borrower in connection with any prepayment of the Advances pursuant to Section 2.05(b)(i) with Net Cash Proceeds from the incurrence or issuance of Stock Re-Purchase Debt.

(d)           If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(e)           Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.08 and 2.10 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05.  Right of Set-off.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by

Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured.  Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

SECTION 9.06.  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

SECTION 9.07.  Assignments and Participations.  (a)  Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500.

(b)           Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, 2.10 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)           By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

(d)           The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent.  In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder.  Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f)            Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release a material portion of the Collateral or the value of the Guaranty.

(g)           Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

(h)           Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(i)            Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Advances owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof.  The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender.  Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.08 and 2.10 (or any other increased costs protection provision), (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender of record hereunder and (iv) the Granting Lender shall not be entitled to the benefit of Section 2.10 hereof, to the extent any amount payable pursuant to such Section 2.10 exceeds the amount which would have been payable pursuant to Section 2.10 hereof if the SPC had not provided any portion of such Advance.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.  This subsection (j) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

SECTION 9.08.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09.  Confidentiality.  Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) in connection with any litigation or proceeding to which such Agent or such Lender or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document.

SECTION 9.10.  Release of Collateral.  Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Pledge Agreement in accordance with the terms of the Loan Documents.

SECTION 9.11.  Patriot Act Notice.  Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.  The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.12.  Jurisdiction, Etc.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.13.  Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.14.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE GUARANTOR, THE AGENTS, AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGILENT TECHNOLOGIES WORLD TRADE, INC.

By	/s/ David B. Cooper, Jr.
	Name:	David B. Cooper, Jr.
	Title:	Assistant Treasurer

AGILENT TECHNOLOGIES, INC.,
as Guarantor

By	/s/ David B. Cooper, Jr.
	Name:	David B. Cooper, Jr.
	Title:	Senior Vice President, Finance and Treasurer

By	/s/ D. Craig Nordlund
	Name:	D. Craig Nordlund
	Title:	Senior Vice President, General Counsel and Secretary

Bridge Credit Agreement

MERRILL LYNCH CAPITAL CORPORATION,
as Administrative Agent

By	/s/ Anthony J. Lafaire
	Name:	Anthony J. Lafaire
	Title:	Director

MERRILL LYNCH CAPITAL CORPORATION,
as Collateral Agent

By	/s/ Anthony J. Lafaire
	Name:	Anthony J. Lafaire
	Title:	Director

Initial Lender

MICA FUNDING, LLC

By	/s/ David Carroll
	Name:	David Carroll
	Title:	Partner, Stanfield Global Strategies

SCHEDULE I
COMMITMENTS AND

APPLICABLE LENDING OFFICES

Name of Initial Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office
Mica Funding, LLC	$1,000,000,000	430 Park Avenue New York, NY 10022	430 Park Avenue New York, NY 10022

SCHEDULE 4.01(b)

TRANSACTION PARTIES

Transaction Party	Jurisdiction of Organization	Principal Place of Business	Identification Number
Agilent Technologies, Inc.	Delaware	395 Page Mill Road, Palo Alto, CA 94306	3038546
Agilent Technologies World Trade, Inc.	Delaware	395 Page Mill Road, Palo Alto, CA 94306	3054685
Agilent Technologies (Cayco) Limited	Cayman Islands	Walker House Po Box 908GT Mary Street George Town Grand Cayman Cayman Islands	WK-157853
Agilent Technologies Luxco S.à r.l.	Grand-Duchy of Luxembourg	8-10, rue Mathias Hardt L-1717 Luxembourg	Registration with Trade and Companies Register pending
Stichting Voting Trust Agilent Technologies (Luxco) S.à r.l.	Netherlands	Startbaan 16, 1187 XR Amstelveen, the Netherlands	Registration with Trade and Companies Register pending

SCHEDULE 4.01(x)

FOREIGN PLAN EXCLUSIONS

1. Agilent Technologies UK Limited Retirement Benefits Plan as of September 30, 2004

Assets = GBP 247,047; ABO = GBP 312,829.

2. German Pension Plans as of October 31, 2005 (Book reserves are according to local German books)

Pensionsplan:  Book reserve = EUR 151,379; ABO = EUR 235,497.

Zusatzversorgungsplan:  Book reserve = EUR 26,512; ABO = EUR 25,992.

Basisversorgungsplan:  Book reserve = EUR 3,791; ABO = EUR 6,731.

Aufbaversorgungsplan:  Book reserve = EUR 2,771; ABO = EUR 7,293.

SCHEDULE 4.01(y)

EXISTING DEBT

None.

SCHEDULE 5.02(a)

EXISTING LIENS

None.